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                             GRAHAM & COTTRILL, P.A.
                          Certified Public Accountants
                               350 E. Pine Street
                             Orlando, Florida 32801

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                                (407) 843-1681
                                (800) 342-2720
                           FACSIMILE (407) 423-3156




                                January 8, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Eckler Industries, Inc.
          File Ref. No.: 759-07
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     We were previously the principal accountant for Eckler Industries, Inc.
and, under the date of December 3, 1993, we reported on financial statements of Eckler Industries, Inc. for the year ended September 30, 1993. On December 27, 1994, our appointment as principal accountant was terminated. We have read the statements of Eckler Industries, Inc. included under changes in accountants in the Company's Form 10KSB for the fiscal year ended September 30, 1996 and we agree with such statements.



                         /s/ Graham & Cottrill
                         Graham & Cottrill, P.A.